EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS SECOND QUARTER 2022 RESULTS

●	Total contract drilling revenues were $692 million, compared to $586 million in the first quarter of 2022 (total adjusted contract drilling revenues of $722 million, compared to $615 million in the first quarter of 2022);
●	Revenue efficiency(1) was 97.8%, compared to 94.9% in the prior quarter;
●	Operating and maintenance expense was $433 million, compared to $412 million in the prior period;
●	Net loss attributable to controlling interest was $68 million, $0.10 per diluted share, compared to $175 million, $0.26 per diluted share, in the first quarter of 2022;
●	Adjusted EBITDA was $245 million, compared to $163 million in the prior quarter;
●	On July 27, 2022, we amended the bank credit agreement for our Secured Credit Facility to extend the maturity date from June 22, 2023 to June 22, 2025. Borrowing capacity is $774 million through June 22, 2023 and thereafter is $600 million through June 22, 2025. The amended secured credit facility also permits us to increase the aggregate amount of commitments by up to $250 million; and
●	Contract backlog was $6.2 billion as of the July 2022 Fleet Status Report.

STEINHAUSEN, Switzerland—August 1, 2022—Transocean Ltd. (NYSE: RIG) today reported a net loss attributable to controlling interest of $68 million, $0.10 per diluted share, for the three months ended June 30, 2022.

Contract drilling revenues for the three months ended June 30, 2022, increased sequentially by $106 million to $692 million, primarily due to three rigs that returned to work after being idle in the prior quarter, increased dayrate for three rigs, higher revenue efficiency and one additional calendar day in the second quarter, partially offset by reduced activity for two rigs that were warm stacked in the second quarter of 2022.

Contract intangible amortization represented a non-cash revenue reduction of $30 million, compared to $29 million in the first quarter of 2022.

Operating and maintenance expense was $433 million, compared with $412 million in the prior quarter. The sequential increase was primarily due to returning the three rigs to work, as mentioned above, and higher in-service maintenance cost across our fleet.

General and administrative expense was $43 million, which is in line with the $42 million in the first quarter of 2022.

Interest expense, net of amounts capitalized, was $100 million, compared with $102 million in the prior quarter. Interest income was $4 million, compared with $2 million, in the previous quarter.

The Effective Tax Rate(2) was (4.7)% in the current quarter and (17.6)% in the prior quarter. The change in the rate was primarily due to the reduced loss before income tax expense and reduction of tax expense; however, the loss before income tax movement was much greater causing a shift in the effective tax rate.

In addition, there were lower releases of uncertain tax positions as compared to last quarter. The Effective Tax Rate excluding discrete items was (5.2)% compared to (22.8)% in the previous quarter.

Cash provided by operating activities was $41 million during the second quarter of 2022, representing an increase of $42 million compared to the prior quarter. The sequential increase is primarily due to the higher level of operating activity in the second quarter and reduced payments for payroll-related items and interest.

Second quarter 2022 capital expenditures increased to $115 million from $106 million in the prior quarter, primarily due to payments related to the company’s newbuild drillships under construction, including the cash component of the final milestone payment for the delivery of Deepwater Atlas in June 2022.

“The Transocean team continued to operate at an extremely high level throughout the second quarter, once again delivering safe, reliable, and efficient operations for our customers,” said Jeremy Thigpen, Chief Executive Officer. “Our strong uptime performance and contractual bonus conversion resulted in revenue efficiency of approximately 98% across our global floater fleet.”

Thigpen added, “While the past eight years have been extremely challenging for the entire industry, it is clear that the recovery in offshore drilling is underway, as contracting activity, utilization rates for high-specification ultra-deepwater and harsh-environment assets, and dayrates all continue to rise. And, with a backdrop of hydrocarbon supply challenges, we are increasingly encouraged that this momentum could continue for the foreseeable future.”

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”). We believe certain financial measures, such as Adjusted Contract Drilling Revenues, EBITDA, Adjusted EBITDA and Adjusted Net Income, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under U.S. GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

All non-GAAP measure reconciliations to the most comparative U.S. GAAP measures are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on ultra-deepwater and harsh environment drilling services and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in and operates a fleet of 37 mobile offshore drilling units consisting of 27 ultra-deepwater floaters and 10 harsh environment floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EDT, 3 p.m. CEST, on Tuesday, August 2, 2022, to discuss the results. To participate, dial +1 313-209-6672 and refer to conference code 5258095 approximately 15 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode at: www.deepwater.com, by selecting Investors, News, and Webcasts. Supplemental materials that may be referenced during the teleconference will be available at: www.deepwater.com, by selecting Investors, Financial Reports.

A replay of the conference call will be available after 12 p.m. EDT, 6 p.m. CEST, on Tuesday, August 2, 2022. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 5258095, pin 3505. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2021, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of the Swiss Financial Services Act (“FinSA”) or advertising within the meaning of the FinSA. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)	Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations. See the accompanying schedule entitled “Revenue Efficiency.”

(2)	Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contact:

Alison Johnson

+1 713-232-7214

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2022	2021	2022	2021

Contract drilling revenues	$692	$656	$1,278	$1,309

Costs and expenses
Operating and maintenance	433	434	845	869
Depreciation and amortization	184	186	367	373
General and administrative	43	39	85	78
	660	659	1,297	1,320

Gain (loss) on disposal of assets, net	(4)	1	(3)	(58)
Operating income (loss)	28	(2)	(22)	(69)

Other income (expense), net
Interest income	4	4	6	7
Interest expense, net of amounts capitalized	(100)	(115)	(202)	(230)
Gain on retirement of debt	—	—	—	51
Other, net	3	14	4	23
	(93)	(97)	(192)	(149)
Loss before income tax expense (benefit)	(65)	(99)	(214)	(218)
Income tax expense (benefit)	3	4	29	(17)

Net loss	(68)	(103)	(243)	(201)
Net income attributable to noncontrolling interest	—	—	—	1
Net loss attributable to controlling interest	$(68)	$(103)	$(243)	$(202)

Loss per share, basic and diluted	$(0.10)	$(0.17)	$(0.36)	$(0.33)
Weighted-average shares, basic and diluted	692	621	678	619

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	June 30,	December 31,
	2022	2021

Assets
Cash and cash equivalents	$729	$976
Accounts receivable, net of allowance of $2 at June 30, 2022 and December 31, 2021	610	492
Materials and supplies, net of allowance of $191 and $183 at June 30, 2022 and December 31, 2021, respectively	389	392
Restricted cash and cash equivalents	432	436
Other current assets	126	148
Total current assets	2,286	2,444

Property and equipment	23,633	23,152
Less accumulated depreciation	(6,394)	(6,054)
Property and equipment, net	17,239	17,098
Contract intangible assets	114	173
Deferred tax assets, net	7	7
Other assets	904	959
Total assets	$20,550	$20,681

Liabilities and equity
Accounts payable	$173	$228
Accrued income taxes	6	17
Debt due within one year	847	513
Other current liabilities	507	545
Total current liabilities	1,533	1,303

Long-term debt	6,376	6,657
Deferred tax liabilities, net	472	447
Other long-term liabilities	994	1,068
Total long-term liabilities	7,842	8,172

Commitments and contingencies

Shares, CHF 0.10 par value, 905,093,509 authorized, 142,362,675 conditionally authorized, 754,244,753 issued and 705,711,203 outstanding at June 30, 2022, and 891,379,306 authorized, 142,363,356 conditionally
authorized, 728,176,456 issued and 655,505,335 outstanding at December 31, 2021	69	64
Additional paid-in capital	13,899	13,683
Accumulated deficit	(2,701)	(2,458)
Accumulated other comprehensive loss	(93)	(84)
Total controlling interest shareholders’ equity	11,174	11,205
Noncontrolling interest	1	1
Total equity	11,175	11,206
Total liabilities and equity	$20,550	$20,681

TRANSOCEAN LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six months ended
	June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(243)	$(201)
Adjustments to reconcile to net cash provided by operating activities:
Contract intangible asset amortization	59	113
Depreciation and amortization	367	373
Share-based compensation expense	15	14
Loss on disposal of assets, net	3	58
Gain on retirement of debt	—	(51)
Deferred income tax expense	25	11
Other, net	32	14
Changes in deferred revenues, net	(31)	(72)
Changes in deferred costs, net	13	7
Changes in other operating assets and liabilities, net	(200)	(17)
Net cash provided by operating activities	40	249

Cash flows from investing activities
Capital expenditures	(221)	(100)
Investments in unconsolidated affiliates	(19)	—
Investment in loans to unconsolidated affiliates	—	(33)
Proceeds from disposal of assets, net	4	7
Net cash used in investing activities	(236)	(126)

Cash flows from financing activities
Repayments of debt	(257)	(239)
Proceeds from issuance of shares, net of issue costs	206	66
Other, net	(4)	(20)
Net cash used in financing activities	(55)	(193)

Net decrease in unrestricted and restricted cash and cash equivalents	(251)	(70)
Unrestricted and restricted cash and cash equivalents, beginning of period	1,412	1,560
Unrestricted and restricted cash and cash equivalents, end of period	$1,161	$1,490

TRANSOCEAN LTD. AND SUBSIDIARIES
FLEET OPERATING STATISTICS

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Contract Drilling Revenues (in millions)	2022	2022	2021	2022	2021
Contract drilling revenues
Ultra-deepwater floaters	$451	$390	$424	$841	$860
Harsh environment floaters	241	196	232	437	449
Total contract drilling revenues	$692	$586	$656	$1,278	$1,309

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Average Daily Revenue (1)	2022	2022	2021	2022	2021
Ultra-deepwater floaters	$334,400	$305,600	$363,500	$320,300	$367,500
Harsh environment floaters	406,000	399,100	379,900	402,800	378,900
Total fleet average daily revenue	$358,100	334,500	$369,400	$346,800	$371,500

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Utilization (2)	2022	2022	2021	2022	2021
Ultra-deepwater floaters	53.8%	49.8%	48.1%	51.8%	48.0%
Harsh environment floaters	70.0%	60.3%	73.2%	65.2%	68.9%
Total fleet average rig utilization	58.2%	52.7%	54.9%	55.4%	53.8%

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
Revenue Efficiency (3)	2022	2022	2021	2022	2021
Ultra-deepwater floaters	96.8%	94.9%	97.9%	95.9%	97.5%
Harsh environment floaters	99.5%	95.0%	98.2%	97.4%	98.1%
Total fleet average revenue efficiency	97.8%	94.9%	98.0%	96.4%	97.7%

(1) Average daily revenue is defined as operating revenues, excluding revenues for contract terminations, reimbursements and contract intangible amortization, earned per operating day. An operating day is defined as a day for which a rig is contracted to earn a dayrate during the firm contract period after operations commence.

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Revenue efficiency is defined as actual operating revenues, excluding revenues for contract terminations and reimbursements, for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding revenues for incentive provisions, reimbursements and contract terminations.

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME (LOSS) AND ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
(In millions, except per share data)

	YTD	QTD	YTD
	06/30/22	06/30/22	03/31/22
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(243)	$(68)	$(175)
Discrete tax items	(8)	—	(8)
Net loss, as adjusted	$(251)	$(68)	$(183)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(0.36)	$(0.10)	$(0.26)
Discrete tax items	(0.01)	—	(0.02)
Diluted loss per share, as adjusted	$(0.37)	$(0.10)	$(0.28)

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/21	12/31/21	09/30/21	09/30/21	06/30/21	06/30/21	03/31/21
Adjusted Net Loss
Net loss attributable to controlling interest, as reported	$(592)	$(260)	$(332)	$(130)	$(202)	$(103)	$(99)
Allowance for excess materials and supplies, certain items	28	28	—	—	—	—	—
(Gain) loss on disposal of assets, net	57	(3)	60	—	60	—	60
Loss on impairment of investment in unconsolidated affiliate	37	37	—	—	—	—	—
Gain on retirement of debt	(51)	—	(51)	—	(51)	—	(51)
Discrete tax items	47	72	(25)	8	(33)	(6)	(27)
Net loss, as adjusted	$(474)	$(126)	$(348)	$(122)	$(226)	$(109)	$(117)

Adjusted Diluted Loss Per Share:
Diluted loss per share, as reported	$(0.93)	$(0.40)	$(0.53)	$(0.20)	$(0.33)	$(0.17)	$(0.16)
Allowance for excess materials and supplies, certain items	0.04	0.04	—	—	—	—	—
(Gain) loss on disposal of assets, net	0.09	—	0.10	—	0.10	—	0.10
Loss on impairment of investment in unconsolidated affiliate	0.06	0.06	—	—	—	—	—
Gain on retirement of debt	(0.08)	—	(0.08)	—	(0.08)	—	(0.08)
Discrete tax items	0.08	0.11	(0.04)	0.01	(0.06)	(0.01)	(0.05)
Diluted loss per share, as adjusted	$(0.74)	$(0.19)	$(0.55)	$(0.19)	$(0.37)	$(0.18)	$(0.19)

TRANSOCEAN LTD. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED CONTRACT DRILLING REVENUES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION AND RELATED MARGINS
(In millions, except percentages)

	YTD	QTD	YTD
	06/30/22	06/30/22	03/31/22

Contract drilling revenues	$1,278	$692	$586
Contract intangible asset amortization	59	30	29
Adjusted Contract Drilling Revenues	$1,337	$722	$615

Net loss	$(243)	$(68)	$(175)
Interest expense, net of interest income	196	96	100
Income tax expense	29	3	26
Depreciation and amortization	367	184	183
Contract intangible asset amortization	59	30	29
EBITDA	408	245	163

Adjustments	—	—	—
Adjusted EBITDA	$408	$245	$163

EBITDA margin	30.5%	33.9%	26.5%
Adjusted EBITDA margin	30.5%	33.9%	26.5%

	YTD	QTD	YTD	QTD	YTD	QTD	YTD
	12/31/21	12/31/21	09/30/21	09/30/21	06/30/21	06/30/21	03/31/21

Contract drilling revenues	$2,556	$621	$1,935	$626	$1,309	$656	$653
Contract intangible asset amortization	220	50	170	57	113	57	56
Adjusted Contract Drilling Revenues	$2,776	$671	$2,105	$683	$1,422	$713	$709

Net loss	$(591)	$(260)	$(331)	$(130)	$(201)	$(103)	$(98)
Interest expense, net of interest income	432	103	329	106	223	111	112
Income tax expense (benefit)	121	111	10	27	(17)	4	(21)
Depreciation and amortization	742	184	558	185	373	186	187
Contract intangible asset amortization	220	50	170	57	113	57	56
EBITDA	924	188	736	245	491	255	236

Allowance for excess materials and supplies, certain items	28	28	—	—	—	—	—
(Gain) loss on disposal of assets, net	57	(3)	60	—	60	—	60
Loss on impairment of investment in unconsolidated affiliate	37	37	—	—	—	—	—
Gain on retirement of debt	(51)	—	(51)	—	(51)	—	(51)
Adjusted EBITDA	$995	$250	$745	$245	$500	$255	$245

EBITDA margin	33.3%	28.0%	35.0%	35.9%	34.5%	35.8%	33.3%
Adjusted EBITDA margin	35.8%	37.3%	35.4%	35.9%	35.2%	35.8%	34.6%

TRANSOCEAN LTD. AND SUBSIDIARIES
SUPPLEMENTAL EFFECTIVE TAX RATE ANALYSIS
(In millions, except tax rates)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2022	2022	2021	2022	2021

Loss before income taxes	$(65)	$(149)	$(99)	$(214)	$(218)
Loss on disposal of assets, net	—	—	—	—	60
Gain on retirement of debt	—	—	—	—	(51)
Adjusted loss before income taxes	$(65)	$(149)	$(99)	$(214)	$(209)

Income tax expense (benefit)	$3	$26	$4	$29	$(17)
Loss on disposal of assets, net	—	—	—	—	—
Gain on retirement of debt	—	—	—	—	—
Changes in estimates (1)	—	8	6	8	33
Adjusted income tax expense (2)	$3	$34	$10	$37	$16

Effective Tax Rate (3)	(4.7)%	(17.6)%	(4.6)%	(13.7)%	7.7%

Effective Tax Rate, excluding discrete items (4)	(5.2)%	(22.8)%	(10.2)%	(17.5)%	(7.8)%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities, or become aware of changes in laws and other events that have an effect on our (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2) The three months ended June 30, 2022 included $8 million of additional tax benefit, reflecting the cumulative effect of a decrease in the annual effective tax rate from the previous quarter estimate.

(3) Our effective tax rate is calculated as income tax expense divided by income before income taxes.

(4) Our effective tax rate, excluding discrete items, is calculated as income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes related to estimating the annual effective tax rate.